UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 10, 2006

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
On May 10, 2006, the Audit Committee of the Board of First Community Bancshares, Inc. (the “Registrant”) approved the dismissal of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm for the Registrant. Further, on May 10, 2006, the Audit Committee of the Board selected Dixon Hughes PLLC as the Registrant’s new independent registered public accounting firm for the year ended December 31, 2006.
The report of E&Y on the consolidated financial statements of the Registrant for the years ended December 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended December 31, 2005 and 2004, and through May 10, 2006, there were no disagreements with E&Y on any accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused it to make a reference to the subject matter of the disagreements in connection with its report on the Registrant’s financial statements for such years.
No reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred during the years ended December 31, 2005 and 2004, and through May 10, 2006.
The Registrant provided a copy of the foregoing disclosures to E&Y prior to the date of the filing of this report and requested that E&Y furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished in response to that request is filed as Exhibit 16 to this Current Report on Form 8-K.
Effective on May 10, 2006, the Registrant selected Dixon Hughes PLLC as its new independent registered public accounting firm. During the two most recent fiscal years and subsequent interim period prior to its selection as independent accountants, Dixon Hughes PLLC had not been consulted by the Registrant on any of the matters referenced in Regulation S-K Item 304(a)(2)(i) or (ii).
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is included with this report:

Exhibit No.	Exhibit Description

16	Letter of Ernst & Young LLP regarding change in certifying accountant

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date: May 15, 2006	By:	/s/ John M. Mendez

John M. Mendez President & Chief Executive Officer